THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, (ii) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (iii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                                                               October ___, 1995

                                 CERADYNE, INC.

                         COMMON STOCK PURCHASE WARRANT

                                _________ Shares

                          Void after October ___, 2000

     1.  Number and Price of Shares Subject to Warrant.  In connection with the
         ---------------------------------------------
of public offering of Common Stock (the "Offering") of Ceradyne, Inc. (the "Company") and subject to the terms and conditions of this Warrant, [Van Kasper & Company\Cruttenden Roth Incorporated] or its permitted transferees (each a "Holder") is entitled to purchase from the Company, at any time after the date hereof and on or before October ___, 2000, up to ___________ shares (which number of shares is subject to adjustment as described below) of fully paid and non-assessable Common Stock of the Company (the "Shares"). Subject to adjustments for any stock splits, reverse stock splits, stock dividends, recapitalization or reclassification, the purchase price of one share of Common Stock shall be equal to $_____ [120% of the per share price to the public]. The purchase price of one share of Common Stock payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Warrant Price."

     2.  Adjustments.  The number of Shares issuable upon the exercise of this
         -----------
Warrant and the exercise price thereof shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events, as follows:

     (a) Merger, Sale of Assets, etc.  If any capital reorganization of the
         ----------------------------
capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other that the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

     (b) Reclassification, etc.  If the Company at any time shall, by
         ----------------------
subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If shares of the class of the Company's stock for which this Warrant is being exercised are subdivided or combined into a greater or smaller number of shares of stock, the Warrant Price shall be proportionately reduced in the case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of such class of stock to be outstanding immediately after such event bears to the total number of shares of such class of stock outstanding immediately prior to such event.

     (c) Adjustment for Dividends in Stock.  In case at any time or from time to
         ---------------------------------
time on or after the date hereof the holders of the shares of the Company's Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or securities (or any rights or options to subscribe for or purchase any of the foregoing) of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraph (c) of this Section 2.


     3.  No Shareholder Rights.  This Warrant shall not entitle Holder to any of
         ---------------------
the rights of a shareholder of the Company, except that Holder shall be entitled to receive copies of such annual and periodic reports and other communications as the Company sends to all of its shareholders.

     4.  Reservation of Stock.  The Company covenants that during the period
         --------------------
this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

     5.  Exercise and Conversion of Warrant.
         ----------------------------------

        (a) This Warrant may be exercised by Holder or its permitted assigns, in whole or in part, by delivery of the Notice of Exercise in the form attached hereto as Attachment 1 and surrender of this Warrant at the principal office of
          ------------
the Company, accompanied by payment in full of the Warrant Price as described above. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised.

        (b) Notwithstanding anything to the contrary contained in this Section 5, Holder may elect to receive Shares on a "net exercise" basis in an amount equal to the value of this Warrant by delivery of the Notice of Conversion in the form attached hereto as Attachment 2 and surrender of this Warrant at the
                            ------------
principal office of the Company, in which event the Company shall issue to Holder a number of Shares computed using the following formula:

                      (P)(Y)(A-B)
               X  =   -----------
                           A

     Where:    X  = the number of Shares to be issued to Holder.

               P  = the portion of the Warrant being exercised.

               Y  = the number of Shares issuable upon exercise of this Warrant.

               A  = the Fair Market Value of one Share.

               B  = Warrant Price.

          (c) As used herein, the Fair Market Value of the Shares shall mean with respect to each Share the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market as of 4:00 p.m., New York City time, or, if on any day the Common Stock is not quoted on the Nasdaq National Market, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five days consisting of the day as of which the current fair market value of the Shares is being determined and the four consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted on the Nasdaq National Market or the over-the-counter market, the current fair market value of a Share shall be the highest price per share which the Company could obtain from a willing buyer (other than a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current Fair Market Value of a Share shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock in such merger, acquisition or other consolidation.

          (d) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share.

     6.   Transfer of Warrant.  This Warrant and all rights hereunder may be
          -------------------
transferred, in whole or in part, provided that any such transfer is in compliance with the legend appearing on the first page hereof and the transferee delivers a duly executed copy of Attachment 4; provided, however, for a period of one year from the effective date of the Offering, the Warrant may not be sold, transferred, assigned or hypothecated except to officers or partners of Holder and members of the selling group of the Offering and their officers and partners; and, provided further that any transferee other than an officer or partner of Holder must acquire the lesser of the right to acquire (i) 10,000 Shares or (ii) all of the Shares issuable upon exercise of this Warrant.

     7.   Compliance with Securities Laws.
          -------------------------------

          (a) Holder represents and agrees that this Warrant is being purchased only for investment, for Holder's own account, and without any present intention to sell or distribute the Warrant or the Shares, other than a distribution to certain employees of Holder who agree in writing to be bound by the terms of this Warrant to the same extent as Holder. Holder further acknowledges that the Shares will not be issued pursuant to the exercise of this Warrant unless the exercise of this Warrant and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Act and other federal and state securities laws and regulations and the requirements of any stock exchange or other system upon which the Shares may then be listed.

          (b) Holder acknowledges and agrees that this Warrant and the Shares (collectively, the "Securities") have not been registered under the Act and accordingly will not be transferrable except as permitted under the various exemptions contained in the Act, or upon satisfaction of the registration and prospectus delivery requirements of the Act. Therefore, the Securities must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available. Holder understands that unless the Shares are registered under the Act the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Holder is aware of the adoption of Rule 144 by the Securities and Exchange Commission and that at the time Holder wishes to sell the Securities, the Company may not be satisfying the current public information requirements of Rule 144 and, in such case, Holder would be precluded from selling the Securities under Rule 144. Holder understands that a stop transfer instruction will be in effect with respect to transfer of Securities inconsistent with the requirements of all applicable securities laws.

     8.   Registration Rights.  Holder shall be entitled to the registration
          -------------------
rights set forth on Attachment 3 to this Warrant.
                    ------------

     9.   Miscellaneous.  This Warrant shall be governed by the laws of the
          -------------
State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

     ISSUED effective the ___ day of October, 1995.


                                    CERADYNE, INC.,
                                    a Delaware Corporation


                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------

                                  Attachment 1
                                  ------------

NOTICE OF EXERCISE

TO:  CERADYNE, INC.

     1. The undersigned hereby elects to purchase ____________________________ shares of the Common Stock of Ceradyne, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                   ------------------------------------------
                                     (Name)

                   ------------------------------------------
                                   (Address)

                   ------------------------------------------
                               (Tax I.D. Number)


                                                ________________________________
                                                          Name of Warrant Holder

                                                Date:___________________________


                                                By:_____________________________


                                                Title:__________________________

                                  Attachment 2
                                  ------------

                              NOTICE OF CONVERSION

TO:  CERADYNE, INC.

     1. The undersigned hereby elects to acquire ____________________________ shares of the Common Stock of Ceradyne, Inc., pursuant to the terms of the attached Warrant, by conversion of ________ percent (___%) of the Warrant.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                   ------------------------------------------
                                     (Name)

                   ------------------------------------------
                                   (Address)

                   ------------------------------------------
                               (Tax I.D. Number)


                                                ________________________________
                                                          Name of Warrant Holder

                                                Date:___________________________


                                                By:_____________________________


                                                Title:__________________________

                                  ATTACHMENT 3
                                  ------------

                        STATEMENT OF REGISTRATION RIGHTS
                        --------------------------------


     1.   Definitions.  For purpose of the Warrant to which this Statement of
          -----------
Registration Rights is attached as Attachment 3:
                                   ------------

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means the shares of Common Stock issued or issuable upon exercise of the Warrant;

          (c) The term "Holder" means the original holder of the Warrant and any permitted transferee of the Warrant to the extent such persons are the holders of Registrable Securities;

          (d) The term "Form S-3" means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

          (e) The term "Warrant" means the original Warrants issued in connection with the Offering, as such term is defined in the Warrant, and all Warrants issued as a result of the transfer of such original Warrants.

     2.   Company Registration.  If (but without any obligation to do so) the
          --------------------
Company proposes at any time before October ___, 2002 to register (including for this purpose a registration effected by the Company for shareholders other than Holder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within 15 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 8 hereof and Section 5 of the Warrant, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     3.   Demand Registration.  In case the Company shall, at any time after
          -------------------
October __, 1996 and before October __, 2000, receive from Holders holding 40% or more of the outstanding Registrable Securities a written request that the Company effect a registration on Form S-3 (or any successor forms) and any related qualification or compliance with respect to all or a part of the Registrable Securities (which registration shall at the election of Holder either be for a registration for a primary issuance of the Shares upon the exercise of the Warrant or the resale of the Shares previously issued upon exercise of the Warrant at the election of Holder) owned by such Holder, the Company will promptly notify each other Holder (if any) of such request and will:

          (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of a Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder of registration rights joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided,
                                                                      --------
however, that the Company shall not be obligated to effect more than one such
-------
registration, qualification or compliance, pursuant to this Section 3 and the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3: (1) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 90 days after receipt of the request of Holder under this Section 3; provided,
                                                                  --------
however, that the Company shall not utilize this right more than once in any 12
-------
month period; or (2) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and,

          (b) subject to the foregoing, file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of Holder, and in any event within 45 days of receipt of such request.

     4.   Obligation of the Company.  Subject to the terms of the Warrant, in
          -------------------------
the event that the Company is to effect the registration of any Registrable Securities pursuant to Section 2 or 3 hereof, the Company shall promptly:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the securities registered thereunder, keep such registration statement effective for up to 120 days, or such shorter period as is required to dispose of all securities covered by such registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to agree to any restrictions as to the conduct of its business in the ordinary course thereof.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such underwriting agreement, including furnishing an opinion of counsel for such Holder if requested by the managing underwriter.

          (f) Notify Holder at any time when a prospectus relating to Registrable Securities of Holder covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (g) Furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to the Warrant, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder.

     5.   Availability of Rule 144.  Notwithstanding anything in the Warrant or
          ------------------------
this Statement of Registration Rights to the contrary, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to Section 2 or 3, if application of Rule 144 would allow Holder requesting a registration under Section 2 or 3 to dispose of the Registrable Securities for which a registration is demanded within a single 90-day period.

     6.   Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to the Warrant that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     7.   Expenses.
          --------

          (a) Company Registration.  The Company shall bear and pay all expenses
              --------------------
other than underwriting discounts and commissions incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2 hereof for Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the cost of any reasonable fees or disbursements of counsel for Holder.

          (b) Demand Registration.  The Holder(s) participating in a
              -------------------
registration pursuant to Section 3 shall bear and pay all expenses incurred in connection with such registration, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding the cost of any reasonable fees or disbursements of counsel to the Company, which shall be the responsibility of the Holder.

     8.   Underwriting Requirements.  In connection with any registrations in
          -------------------------
which Registrable Securities have a right to be included pursuant to Section 2 hereof and which involves an underwriting of securities being issued by the Company, the Company shall not be required, under Section 2 hereof, to include any of Holder's securities in such underwriting unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering, the securities so included to be apportioned pro rata among the selling Holder and other shareholders holding contractual registration rights according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by Holder and each other selling shareholder. In the event of an underwritten offering pursuant to Section 3 hereof in which Ford Motor Company ("Ford") elects to participate pursuant to the registration rights previously granted by the Company to Ford, and in connection therewith the underwriters reasonably believe that the total amount of securities, including Registrable Securities, requested by the selling Holder and Ford to be included in such offering exceeds the amount that is compatible with the success of the offering, then the securities that may be included in such offering shall be apportioned among the selling Holder and Ford in the manner set forth in the preceding sentence.

     9.   Delay of Registration.  Holder shall have no right to obtain or seek
          ---------------------
an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of the Warrant.

     10.  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement filed by the Company:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless Holder, its officers and directors, any underwriter (as defined in the Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) asserted by a third party to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse Holder, any of its officers or directors, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,
                                                              --------  -------
that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company with the meaning of the Act, any underwriter and any other shareholder selling securities in such registration statement or any of its directors or officers or any person who controls such shareholder, against any losses, claims, damages, or liabilities (joint or several) asserted by a third party to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such shareholder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other shareholder, officer, director, or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the obligations of Holder
                      --------  -------
hereunder shall be limited to an amount equal to the net proceeds (equal to the offering price less the exercise price, expenses and underwriting commissions and discounts) to such Holder of Shares sold as contemplated herein. Notwithstanding the foregoing, the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying part under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

     11.  Reports Under the 1934 Act.  With a view to making available to Holder
          --------------------------
the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company will endeavor to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) take such action as is necessary to enable Holder to utilize Form S-3 for the sale of its Registrable Securities;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     12.  Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to the Warrant may be assigned by Holder to a permitted transferee or assignee of the Warrant or of at least 10,000 Shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                                  ATTACHMENT 4
                                  ------------

                              STATEMENT OF HOLDER
                              -------------------

     The undersigned, represents and warrants to Ceradyne, Inc., a Delaware corporation that the representations and warranties contained in Section 7 of the Common Stock Purchase Warrant to which this Statement is attached are true and correct. The undersigned also agrees to be bound by the terms of Section 10(b) of Attachment 3 to such Warrant.

                                    ________________________________
                                       Print Name of Holder


                                    By:___________________________


                                    _____________________________
                                    Print Name and Title


                                    Dated:__________________________